SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 Form 8-K
                              Current Report
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 17, 2003

                            RIVOLI BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)

        Georgia                   0-49691              58-2631780
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(State or other jurisdiction    (Commission         (I.R.S. Employer
     of Incorporation)          File Number)       Identification No.)

         5980 Zebulon Road, Macon, Georgia               31210
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      (Address of principal executive offices)         (Zip Code)

   Registrant's telephone number, including area code: (478) 475-5200
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          (Former name or address, if changed since last report)



ITEM 9.    REGULATION FD DISCLOSURE.
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Rivoli BanCorp, Inc. is filing this Form 8-K to announce the results of its operations for the quarter ended June 30, 2003. Net income for the second quarter of 2003 was $296,692, reflecting a $61,045 increase over the $235,647 earned for the previous quarter ended March 31, 2003. Earnings for the first six months of 2003 of $532,339 were $5,816 less than earnings for the same period last year . This decrease in income was primarily due to $76,020 in interest costs associated with the issuance of $3.0 million in trust preferred securities during the first quarter of 2003.

Total assets of $143.8 million at June 30, 2003 represent a 8.7% increase from total assets at December 31, 2002 and a 12.7% increase from June 30, 2002.

Net interest income (interest earned on loans and investments less interest paid on deposits and other borrowings) for the first six months of 2003 increased by $100,229, or 4.0%, as compared to the same period in 2002. For the six months ended June 30, 2003, non-interest income (other fees for services) increased by $89,851, a 15.0% improvement compared to the first six months of last year. Non-interest operating expense increased by $84,346, or 4.1%, as compared to the first half of 2002.

Gross loans at June 30, 2003 totaled $101.5 million, up 2.2% from year-end 2002
and up 12.38% as compared to June 30, 2002.    Deposits as of  June 30, 2003
were $110.3 million, representing a 5.4% increase over the total as of December 31, 2002 and a 3.7% increase as compared to June 30, 2002.

"We are happy with our profit for the first half of 2003", stated Pat McGoldrick, Rivoli's President and CEO. "Margin compression and slower loan growth are affecting income, causing us to be very cautious in the expense area. Our profits are ahead of our business plan projections for the first half of the year, but our plan ramps up in the last half of the year, making it more challenging for us".

Rivoli BanCorp, Inc. is a one-bank holding company that owns all of the issued and outstanding stock of Rivoli Bank & Trust, which operates two offices in Macon, Georgia.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could effect, the company's financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RIVOLI BANCORP, INC.

July 17, 2003                            /s/ J. Patrick Mc.Goldrick
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                                         President and Chief Executive Officer